Exhibit 99.1

PRESS RELEASE

Tidewater Announces Publication of 2020 Sustainability Report

HOUSTON, USA – April 26, 2021 – Tidewater Inc. (NYSE: TDW) (“Tidewater” or the “Company”), a leading owner and operator of offshore support vessels providing offshore energy transportation services worldwide today announced the publication of the Company’s 2020 Sustainability Report.

This report is Tidewater’s inaugural comprehensive and stand-alone sustainability report. The report presents the environmental, social, and governance (ESG) performance of Tidewater Inc., along with its management approach to material sustainability topics, for the 2020 calendar year. The report can be downloaded from the Company website at www.tdw.com/sustainability/sustainability2020.

About Tidewater

Tidewater owns and operates one of the largest fleets of offshore support vessels in the industry, with over 65 years of experience supporting offshore energy exploration and production activities worldwide. To learn more, visit www.tdw.com.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain certain forward-looking statements which reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

Important Additional Information

Tidewater Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Tidewater’s stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Information regarding the names of Tidewater’s directors and executive officers and their respective interests in Tidewater by security holdings or otherwise can be found in Tidewater’s proxy statement for its 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on June 18, 2020, and in other filings with the SEC. To the extent holdings of Tidewater’s securities have changed since the amounts set forth in Tidewater’s proxy statement for the 2020 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents will be available free of charge at the SEC’s website at www.sec.gov.

Tidewater intends to file a proxy statement and accompanying BLUE proxy card with the SEC in connection with the solicitation of proxies from Tidewater stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Tidewater’s proxy statement for its 2021 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY TIDEWATER WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by Tidewater with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Tidewater’s corporate website at www.tdw.com or by contacting Tidewater’s Corporate Secretary at Tidewater, Inc., 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, or by calling Tidewater’s Corporate Secretary at (713) 470-5310.

Contact

Jason Stanley

Vice President ESG & Investor Relations

+1.713.470.5292

ir@tdw.com

Source: Tidewater Inc.